SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 18, 2006

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

The Board of Directors of the registrant declared a quarterly cash dividend of 13 cents per share of Costco Wholesale common stock. The dividend of $.13 per share is payable August 25, 2006, to shareholders of record at the close of business on August 1, 2006.

The Board of Directors of the registrant also authorized an additional common stock repurchase program of up to $2 billion. This is in addition to the $2.5 billion amount previously authorized by the Board, of which approximately $1.69 billion has been expended since June 2005, repurchasing approximately 34 million shares.

(d) Exhibits. The following exhibits are included in this report:

99.1	Press release dated July 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COSTCO WHOLESALE CORPORATION

Date: July 18, 2006	By:	/s/ Richard A. Galanti
Richard A. Galanti, Executive Vice President and Chief Financial Officer